Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the Quarterly Report on Form 10-K for the Year Ended September 30, 2002 (the “Report”) by TreeCon Resources, Inc. (“Registrant”), the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: September 29, 2003	/s/ Mike S. Boatman
Mike S. Boatman
Vice President and Controller, Texas Timberjack, Inc.
(principal financial officer)